UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2018

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1 East Armour Boulevard, Kansas City, Missouri	64111
	(Address of principal executive offices)	(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective January 1, 2019, C. Dean Metropoulos, Chairman of the Board of Directors of Hostess Brands, Inc. (the “Company”), transitioned from Executive Chairman to Non-Executive Chairman. As Non-Executive Chairman, he will be entitled to the same compensation as is provided to other non-employee directors from time to time, as well as such additional compensation for his role as Non-Executive Chairman as may be determined by the Company's Board of Directors ("the Board") from time to time.

In addition, the Board appointed Craig D. Steeneck as Lead Independent Director effective January 1, 2019, with such additional compensation for his role as Lead Independent Director as may be determined by the Board from time to time.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Years

On December 29, 2018, the Board approved Amended and Restated Bylaws of the Company that provide that the Chairman of the Board may be either an Executive Chairman or a Non-Executive Chairman, as determined by the Board, and that the Board may appoint a Lead Independent Director. The Company’s Amended and Restated Bylaws are attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Bylaws of Hostess Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: January 3, 2019	By:	/S/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer